HOUSE LAW FIRM

                                3325 HEALY DRIVE
                      WINSTON-SALEM, NORTH CAROLINA 27103

DON R. HOUSE
MARC W. INGERSOLL                November 12, 1997



Diversified Senior Services, Inc.                            (910) 768-2225
915 West Fourth Street                                       FAX (910) 768-3369
Winston-Salem, North Carolina 27101



Ladies and Gentlemen:

         We are special counsel to Diversified Senior Services, Inc. (the "Company") in connection with the Registration under the Securities Act of 1933, as amended (the "Act") of 1,500,000 shares of commons stock, no par value per share, of the Company registered on SEC Form SB-2 Registration Statement filed on August 25, 1997 (File No. 333-34367). Except where otherwise noted, capitalized terms used but not otherwise defined herein have the meanings given them in the Legal Opinion Accord (the "Accord") of the American Bar Association Section of Business Law (1991).

         This Opinion Letter is governed by, and shall be interpreted in accordance with the Accord. As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage, and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The law covered by the opinions expressed herein is limited to the laws of the State of North Carolina and the Federal law of the United States.

         1. The Company has been duly incorporated under the laws of the State of North Carolina and is validly existing as a corporation in good standing under the laws of that state.

         2. The Common Stock and Warrants, upon their issuance, sale and delivery in accordance with the terms of the Prospectus contained in the Registration Statement will be duly and validly issued and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

                                                     HOUSE LAW FIRM

                                               /s/ Don R. House
                                              -----------------------
                                                   Don R. House






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